QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.4

Execution Version

FIRST SUPPLEMENTAL INDENTURE

        THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 7, 2005 among Worldspan, L.P., a Delaware limited partnership, as successor in interest to WS Merger LLC (the "Company"), WS Financing Corp., a Delaware corporation ("WS Financing," and together with the Company, the "Issuers"), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 30, 2003 providing for the issuance of 9 5/8% Senior Notes due 2011 (the "Notes");

        WHEREAS, the Issuers and the Guarantors propose to amend the Indenture and the Notes (the "Proposed Amendments") as contemplated hereby;

        WHEREAS, the Issuers have obtained the consent of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated January 25, 2005, as amended, supplemented or modified (the "Consent Solicitation Statement") to the Proposed Amendments upon the terms and conditions set forth therein;

        WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuers and the Guarantors may amend or supplement the Indenture and the Notes as contemplated hereby provided that the Holders of at least a majority in principal amount of the Notes then outstanding have consented;

        WHEREAS; the Issuers have received and delivered to the Trustee the consent of the Holders of at least a majority in principal amount of the Notes currently outstanding to the Proposed Amendments;

        WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

        WHEREAS, the Issuers and each Guarantor have been authorized by a resolution of its respective board of directors, managers, managing members or general partner, as applicable, to enter into this First Supplemental Indenture;

        WHEREAS, all other acts and proceedings required by law, by the Indenture, and by the organizational documents of the Issuers and the Guarantors to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and

        WHEREAS, on or after the date hereof, the Company intends to accept for purchase the Notes validly tendered in the tender offer contemplated by the Consent Solicitation Statement.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

ARTICLE 1

AMENDMENT OF INDENTURE AND NOTES

        1.1    Amendment of Section 1.01.    Pursuant to Section 9.02 of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting in their entirety the definitions of "Acquired Debt," "Advisory Agreement," "Asset Sale" "Consolidated Cash Flow," "Consolidated Net Income," "Disqualified

Stock," "Existing Indebtedness," "Fixed Charges," "Fixed Charge Coverage Ratio," "Immaterial Subsidiary," "Net Income," "Net Proceeds," "Permitted Business," "Permitted Investments," "Permitted Liens," "Permitted Refinancing Indebtedness," "Restricted Investment," "Stated Maturity," "Tax Amount," and "Weighted Average Life to Maturity."

        1.2    Amendment of Section 1.02.    Pursuant to Section 9.02 of the Indenture, Section 1.02 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 1.02 Other Definitions.

Term	Defined in Section
"Authentication Order"	2.02
"Covenant Defeasance"	8.03
"DTC"	2.03
"Event of Default"	6.01
"Legal Defeasance"	8.02
"Paying Agent"	2.03
"Registrar"	2.03

        1.3    Amendment of Section 3.09.    Pursuant to Section 9.02 of the Indenture, Section 3.09 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 3.09. Intentionally omitted.

        1.4    Amendment of Section 4.02.    Pursuant to Section 9.02 of the Indenture, Section 4.02 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.02. Intentionally omitted.

        1.5    Amendment of Section 4.03.    Pursuant to Section 9.02 of the Indenture, Section 4.03 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.03. Reports.

          (a)   The Issuers shall at all times comply with TIA Section 314(a). All reports, certificates and other documents required to be delivered to the Trustee on an annual basis pursuant to Section 314(a) shall be delivered to the Trustee within 90 days after the end of the fiscal year.

          (b)   Delivery of all reports, certificates and other documents pursuant to Section 4.03(a) of this Indenture shall be for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Issuers' compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate, including without limitation the certificate of compliance delivered by the Issuers pursuant to TIA Section 314(a)(4).

        1.6    Amendment of Section 4.04.    Pursuant to Section 9.02 of the Indenture, Section 4.04 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.04. Intentionally omitted.

        1.7    Amendment of Section 4.05.    Pursuant to Section 9.02 of the Indenture, Section 4.05 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.05. Intentionally omitted.

        1.8    Amendment of Section 4.06.    Pursuant to Section 9.02 of the Indenture, Section 4.06 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.06. Intentionally omitted.

        1.9    Amendment of Section 4.07.    Pursuant to Section 9.02 of the Indenture, Section 4.07 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.07. Intentionally omitted.

        1.10    Amendment of Section 4.08.    Pursuant to Section 9.02 of the Indenture, Section 4.08 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.08. Intentionally omitted.

        1.11    Amendment of Section 4.09.    Pursuant to Section 9.02 of the Indenture, Section 4.09 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.09. Intentionally omitted.

        1.12    Amendment of Section 4.10.    Pursuant to Section 9.02 of the Indenture, Section 4.10 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.10. Intentionally omitted.

        1.13    Amendment of Section 4.11.    Pursuant to Section 9.02 of the Indenture, Section 4.11 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.11. Intentionally omitted.

        1.14    Amendment of Section 4.12.    Pursuant to Section 9.02 of the Indenture, Section 4.12 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.12. Intentionally omitted.

        1.15    Amendment of Section 4.13.    Pursuant to Section 9.02 of the Indenture, Section 4.13 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.13. Intentionally omitted.

        1.16    Amendment of Section 4.14.    Pursuant to Section 9.02 of the Indenture, Section 4.14 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.14. Corporate Existence.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of WS Financing in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and WS Financing.

        1.17    Amendment of Section 4.15.    Pursuant to Section 9.02 of the Indenture, Section 4.15 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.15. Intentionally omitted.

        1.18    Amendment of Section 4.16.    Pursuant to Section 9.02 of the Indenture, Section 4.16 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.16. Intentionally omitted.

        1.19    Amendment of Section 4.17.    Pursuant to Section 9.02 of the Indenture, Section 4.17 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.17. Intentionally omitted.

        1.20    Amendment of Section 4.18.    Pursuant to Section 9.02 of the Indenture, Section 4.18 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.18. Intentionally omitted.

        1.21    Amendment of Section 4.19.    Pursuant to Section 9.02 of the Indenture, Section 4.19 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.19. Intentionally omitted.

        1.22    Amendment of Section 4.04.    Pursuant to Section 9.02 of the Indenture, Section 4.20 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 4.20. Intentionally omitted.

        1.23    Amendment of Section 5.01.    Pursuant to Section 9.02 of the Indenture, Section 5.01 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 5.01. Merger, Consolidation or Sale of Assets.

            The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

            (1)   either:

              (A)  the Company is the surviving entity; or

              (B)  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer or conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture or agreements reasonably satisfactory to the Trustee.

        1.24    Amendment of Section 6.01.    Pursuant to Section 9.02 of the Indenture, Section 6.01 of the Indenture is hereby amended and restated in its entirety as follows:

          Section 6.01. Events of Default

          Each of the following is an Event of Default:

            (1)   default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

            (2)   default in payment when due of the principal of, or premium, if any, on the Notes;

            (3)   Intentionally omitted;

            (4)   Intentionally omitted;

            (5)   Intentionally omitted;

            (6)   Intentionally omitted

            (7)   Intentionally omitted;

            (8)   the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

              (A)  commences a voluntary case,

              (B)  consents to the entry of an order for relief against it in an involuntary case,

              (C)  consents to the appointment of a custodian of it or for all or substantially all of its property,

              (D)  makes a general assignment for the benefit of its creditors, or

              (E)  generally is not paying its debts as they become due; or

            (9)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A)  is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

              (B)  appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as whole, would constitute a Significant Subsidiary; or

              (C)  orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

            (10) Intentionally omitted.

        1.25    Section 7 of the Notes.    Pursuant to Section 9.02 of the Indenture, Section 7 of the Notes is hereby amended and restated in its entirety as follows:

          Section 7. Intentionally omitted.

ARTICLE 2

MISCELLANEOUS PROVISIONS

        2.1    Operativeness.    This First Supplemental Indenture will become operative on and simultaneously with, and shall have no force or effect prior to, the delivery by the Issuers to the Trustee of an Officers' Certificate to the effect that the Issuers have accepted for purchase, and have delivered payment in respect of, at least a majority in aggregate principal amount of the outstanding Notes.

        2.2    Capitalized Terms.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.3    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator, stockholder, member, managing member, partner or agent of the Issuers or any Guarantor, in such capacity, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

        2.4    NEW YORK LAW TO GOVERN.    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        2.5    Counterparts.    The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        2.6    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        2.7    The Trustee.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

        2.8    Instruments To Be Read Together.    This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this First Supplemental Indenture shall be henceforth read together.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

        Dated: February 7, 2005

WORLDSPAN, L.P.
By:	/s/ RAKESH GANGWAL Name: Rakesh Gangwal Title: President and Chief Executive Officer
WS FINANCING CORP.
By:	/s/ RAKESH GANGWAL Name: Rakesh Gangwal Title: President and Chief Executive Officer

WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN XOL LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
WORLDSPAN S.A. HOLDINGS II, LLC
By:	/s/ RAKESH GANGWAL Name: Rakesh Gangwal Title: President and Chief Executive Officer
THE BANK OF NEW YORK, as Trustee
By:	/s/ LEE ANN WILLIS Authorized Signatory

QuickLinks

FIRST SUPPLEMENTAL INDENTURE